UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 14, 2008
Date of Report (Date of earliest event reported)
ATLAS ACQUISITION HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-1413609	26-0852483

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o HAUSLEIN & COMPANY, INC.
11450 SE DIXIE HIGHWAY, SUITE 105
HOBE SOUND, FLORIDA 33455
(Address of Principal Executive Offices) (Zip Code)
(772) 545-9042
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          Commencing on February 14, 2008, holders of our units may elect to separately trade the common stock and warrants included in the units. Each unit is comprised of one share of our common stock and one warrant to purchase one share of common stock at an exercise price of $7.00 per share. The common stock and warrants will be listed on the American Stock Exchange under the symbols AXG and AXG.WS, respectively. Units not separated will continue to trade on the American Stock Exchange under the symbol AXG.U.
          On February 14, 2008, we issued a press release announcing the separation of the units as described above, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Description

99.1	Press Release from Atlas Acquisition Holdings Corp, dated February 14, 2008, entitled “Atlas Acquisition Holdings Corp. Announces Separate Trading of Common Stock and Warrants”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ACQUISITION HOLDINGS CORP.
February 14, 2008	By:	/s/ James N. Hauslein
James N. Hauslein
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release from Atlas Acquisition Holdings Corp, dated February 14, 2008, entitled “Atlas Acquisition Holdings Corp. Announces Separate Trading of Common Stock and Warrants”